   As filed with the Securities and Exchange Commission on October 18, 1995.
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            --------------------

                             GREYHOUND LINES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      86-0572343
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                    Identification No.)

                                                            MARK E. SOUTHERST
     15110 N. DALLAS PARKWAY, SUITE 600             15110 N. DALLAS PARKWAY, SUITE 600
            DALLAS, TEXAS  75248                           DALLAS, TEXAS  75248
                                                              (214) 789-7000
(Address, Including Zip Code, of Registrant's    (Name, Address, Including Zip Code, and
        Principal Executive Offices)             Telephone Number, Including Area Code, of
                                                            Agent for Service)

       GREYHOUND LINES, INC. 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
           GREYHOUND LINES, INC. 1995 LONG TERM STOCK INCENTIVE PLAN
           GREYHOUND LINES, INC. 1995 DIRECTORS' STOCK INCENTIVE PLAN
                     THE CHARLES A. LYNCH STOCK OPTION PLAN
                      THE ROBERT B. GILL STOCK OPTION PLAN
                    THE THOMAS F. MEAGHER STOCK OPTION PLAN
                           (Full Title of the Plans)

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                    Proposed Maximum        Proposed Maximum
 Title of Securities            Amount to be         Offering Price             Aggregate               Amount of
to be Registered (1)           Registered (1)         Per Share (2)        Offering Price (2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------
    Common Stock,
 $.01 Par Value (3)           4,575,810 Shares          $ 3.6799              $ 16,838,318               $ 5,810
========================================================================================================================


(1) Shares of common stock, $.01 par value per share ("Common Stock"), of Greyhound Lines, Inc. (the "Company") being registered hereby relate to the following plans: (1) the Greyhound Lines, Inc. 1993 Non-Employee Director Stock Option Plan (200,000 shares) (2) the Greyhound Lines, Inc. 1995 Long Term Stock Incentive Plan (4,000,000 shares), (3) the Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan (300,000 shares), (4) the Charles A. Lynch Stock Option Plan (50,810 shares), (5) the Robert B. Gill Stock Option Plan (15,000 shares), and (6) the Thomas F. Meagher Stock Option Plan (10,000 shares) (collectively, the "Plans"). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with section (h)(1) of Rule 457 promulgated under the Securities Act, calculated on the basis of (i) the aggregate exercise price of options to purchase up to 2,207,286 shares of Common Stock previously issued and outstanding under the Plans and (ii) the average of the high and low price of the Common Stock as reported on the American Stock Exchange on October 16, 1995 for options to purchase up to 2,368,524 shares of Common Stock available to be granted under the Plans.

(3) Including associated Rights to purchase Series A Junior Preferred Stock of the Company.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-10841), as amended by Form 10-K/A;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 10 filed August 23, 1991, as amended by Form 8, Amendment No. 6 (File No. 1-10841) filed under Section 12(g) of the Exchange Act on April 14, 1993, and Form 8-K filed March 30, 1994 including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock upon exercise of options granted under the Plans has been passed upon for the Company by Mark E. Southerst, Vice President, General Counsel and Secretary of the Company. As of October 16, 1995, Mr. Southerst beneficially owned 4,499.95 shares of Common Stock of the Company, including 3,000 shares of Common Stock subject to options exercisable within 60 days of the date hereof.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against any liability and expenses incurred in any such action, suit, or proceeding. Article Sixth of the Restated Certificate of Incorporation of the Company provides for mandatory indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

4.1      -       Restated Certificate of Incorporation of Greyhound Lines,
                 Inc.(1)

4.2      -       Restated Bylaws of Greyhound Lines, Inc.(1)

4.3      -       Article Fourth of the Restated Certificate of Incorporation of
                 the Company relating to its capital stock.(2)

4.4      -       Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company amending Article Four thereof.(3)

4.5      -       Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company amending Article Eight thereof.(4)

4.6      -       Certificate of Designation of Series A Junior Preferred Stock
                 of the Company.(4)

4.7      -       Greyhound Lines, Inc. 1993 Non-Employee Director Stock Option
                 Plan.(5)

4.8      -       First Amendment to the Greyhound Lines, Inc. 1993 Non-Employee
                 Director Stock Option Plan.(6)

4.9      -       Second Amendment to the Greyhound Lines, Inc. 1993
                 Non-Employee Director Stock Option Plan.(7)

4.10     -       Greyhound Lines, Inc. 1995 Long-Term Stock Incentive Plan.(8)

4.11     -       Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan.(8)

4.12     -       The Charles A. Lynch Stock Option Plan.(9)

4.13     -       The Robert B. Gill Stock Option Plan.(9)

4.14     -       The Thomas F. Meagher Stock Option Plan.(9)

5.1      -       Opinion of Mark E. Southerst, Vice President and General
                 Counsel to the Company regarding the validity of the Common
                 Stock registered hereby.(9)

23.1     -       Consent of Mark E. Southerst, Vice President and General
                 Counsel to the Company (included in Exhibit 5.1).

23.2     -       Consent of Arthur Andersen LLP.(9)

24.1     -       Power of Attorney (included on the Signature Page in Part II of this Registration Statement).

___________________

   (1) Incorporated by reference from the Registration Statement on Form S-1 (File Nos. 33-45060-01 and 33-45060-02) regarding the Company's 8 1/2%
         Convertible Subordinated Debentures due 2007.

   (2) Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 33-61044).

   (3) Incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 33-63506) regarding the Company's 1991 and 1993 Management Stock Option Plans.

   (4) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

   (5) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

   (6) Incorporated by referenced from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

   (7) Incorporated by referenced from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

   (8) Incorporated by referenced from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

   (9)   Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Notwithstanding the foregoing, the Company is not required to provide the information described in
                          (a)(1)(i) and (a)(1)(ii) above if such information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated in this Registration Statement by reference.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     See Item 6.

           [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of September, 1995.

                                   GREYHOUND LINES, INC.



                                   By:           /s/ STEVEN L. KORBY
                                      -----------------------------------------
                                                  Steven L. Korby
                                      Executive Vice President, Chief Financial
                                               Officer and Treasurer


         Each person whose signature to this Registration Statement appears below hereby appoints Craig R. Lentzsch, Steven L. Korby and Mark E. Southerst, and each of them, any one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post- effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such agent and attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                    Title                          Date
             /s/ THOMAS G. PLASKETT              Chairman of the Board and Director        September 29, 1995
 ----------------------------------------------
               Thomas G. Plaskett


              /s/ CRAIG R. LENTZSCH              Director, President and Chief             September 29, 1995
 ----------------------------------------------  Executive Officer (Principal
                Craig R. Lentzsch                Executive Officer)



              /S/ STEVEN L. KORBY                Executive Vice President, Chief           September 29, 1995
 ----------------------------------------------  Financial Officer and Treasurer
                 Steven L. Korby                 (Principal Financial and Accounting
                                                 Officer)


                    Signature                                    Title                          Date
              /s/ RICHARD J. CALEY                             Director                    September 29, 1995
 ----------------------------------------------
                Richard J. Caley


           /s/ ALFRED E. OSBORNE, JR.                          Director                    September 29, 1995
 ----------------------------------------------
             Alfred E. Osborne, Jr.


              /s/ HERBERT ABRAMSON                             Director                    September 29, 1995
 ----------------------------------------------
                Herbert Abramson


              /s/ FRANK L. NAGEOTTE                            Director                    September 29, 1995
 ----------------------------------------------
                Frank L. Nageotte


               /s/ STEPHEN M. PECK                             Director                    September 29, 1995
 ----------------------------------------------
                 Stephen M. Peck


              /s/ ERNEST P. WERLIN                             Director                    September 29, 1995
 ----------------------------------------------
                Ernest P. Werlin

                                 EXHIBIT INDEX


Exhibit
  No.            Description
-------          -----------
4.1              Restated Certificate of Incorporation of Greyhound Lines, Inc.

4.2              Restated Bylaws of Greyhound Lines, Inc.

4.3 Article Fourth of the Restated Certificate of Incorporation of the Company relating to its capital stock.

4.4              Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company amending Article Four thereof.

4.5              Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company amending Article Eight thereof.

4.6 Certificate of Designation of Series A Junior Preferred Stock of the Company.

4.7              Greyhound Lines, Inc. 1993 Non-Employee Director Stock
                 Option Plan.

4.8              First Amendment to the Greyhound Lines, Inc. 1993 Non-Employee
                 Director Stock Option Plan

4.9              Second Amendment to the Greyhound Lines, Inc. 1993
                 Non-Employee Director Stock Option Plan

4.10             Greyhound Lines, Inc. 1995 Long-Term Stock Incentive Plan.

4.11             Greyhound Lines, Inc. 1995 Directors' Stock Incentive Plan.

4.12             The Charles A. Lynch Stock Option Plan.

4.13             The Robert B. Gill Stock Option Plan.

4.14             The Thomas F. Meagher Stock Option Plan.

5.1              Opinion of Mark F. Southerst, Vice President and General
                 Counsel to the Company regarding the validity of the Common Stock registered hereby.

23.1             Consent of Mark F. Southerst, Vice President and General
                 Counsel to the Company (included in Exhibit 5.1.)

23.2             Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on the Signature Page in Part II of this Registration Statement).